UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 31, 2002 (May 29, 2002)

RESORTQUEST INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

DELAWARE	1-14115	62-1750352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

530 Oak Court Drive Suite 360 Memphis, TN		38117
(Address of Principal Executive Offices)		(Zip Code)

(901) 762-0600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 4.                                                     Changes in Registrant’s Certifying Accountant

(a)                                  Dismissal of previous independent public accountants

(i)                                     On May 29, 2002, ResortQuest International, Inc. dismissed Arthur Andersen LLP, or Andersen, as its independent public accountants.  The decision to dismiss Andersen was recommended by ResortQuest’s Audit Committee and approved by the Board of Directors.

(ii)                                  The reports of Andersen on the financial statements of ResortQuest for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)                               During each of our two most recent fiscal years and through May 29, 2002, there have been no disagreements between ResortQuest and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on ResortQuest’s financial statements for such periods.

(iv)                              During each of our two most recent fiscal years and through May 29, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v)                                 At the request of ResortQuest, Andersen furnished a letter addressed to the SEC stating that it agrees with the above statements.  A copy of such letter, dated May 30, 2002, is filed as Exhibit 16 to this Form 8-K.

(b)                                 Engagement of new independent accountants.

Upon the recommendation of the Audit Committee, the Board of Directors has engaged Deloitte & Touche LLP as ResortQuest's new independent accountants as of May 29, 2002.  During the two most recent fiscal years and through May 29, 2002, neither ResortQuest nor anyone acting on its behalf has not consulted with Deloitte & Touche LLP regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

ITEM 7.                                                     Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits.

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP regarding change in certifying accountant.

99.1	Press release dated May 30, 2002.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESORTQUEST INTERNATIONAL, INC.

Date: May 31, 2002	By:	/s/ J. Mitchell Collins
		Name:	J. Mitchell Collins
		Title:	Senior Vice President and Chief Financial Officer